Exhibit 5.15

CONSENT OF DAVID MARSH

In connection with the annual information form of Avalon Rare Metals Inc. (the “Company”) dated November 28, 2013 (the “AIF”), the Company’s management discussion and analysis of financial statements for the year ended August 31, 2012 (the “Annual MD&A”) and the Company’s management discussion and analysis of financial statements for the period ended May 31, 2013 (the “May MD&A”), which included references to my name and to the use of the report entitled “Technical Report on the Thor Lake Project, Northwest Territories, Canada” dated August 25, 2011 (the “Technical Report”), the Nechalacho Project Feasibility Study (“Feasibility Study”), and the information derived from the Technical Report and the Feasibility Study, the undersigned hereby consents to (i) the reference of the undersigned’s name in the AIF, the MD&A, and the May MD&A and (ii) the use of information derived from the Technical Report and the Feasibility Study in the AIF, the Annual MD&A and the May MD&A, which are included in or incorporated by reference into the Registration Statement on Form F-10 originally filed by the Company with the United States Securities and Exchange Commission on August 21, 2013 and any amendments thereto and into the prospectus included therein.

/s/ David Marsh David Marsh

Date: September 10, 2013